Exhibit 10.2

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is made and entered into as of December 22, 2014 (the “Effective Date”) by and between Akimbo Financial, Inc., a Texas corporation (“Seller”), and Payment Data Systems, Inc., a Nevada corporation (“Purchaser).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement, dated as of even date herewith, by and between Seller and Purchaser (the “Purchase Agreement”).

WHEREAS, pursuant to the Purchase Agreement, the Purchaser has agreed, among other things, to purchase from the Seller all of the Assets; and

WHEREAS, part of the Assets purchased from Seller are the revenues (the “Contracts Revenues”) from Seller’s customer cardholders (the “Contracts Cardholders”) pursuant to the contracts set forth on Exhibit A attached hereto (the “Contracts”); provided, however, Purchaser is not assuming the Contracts; and

WHEREAS, Purchaser must incur certain ongoing costs in the ordinary course of business to provide services to the Contracts Cardholders (the “Contracts Costs”), which specifically excludes any costs which are not in the ordinary course of business including, without limitation, damages, penalties, interest, breach of contracts, and those costs resulting from any early termination of the Contracts (collectively, the “Non-Ongoing Contracts Costs”); and

WHEREAS, after the consummation of the transactions contemplated by the Purchase Agreement, Purchaser will require certain services to the Contracts Cardholders during a transitional period following the Closing Date pursuant to the terms of this Agreement until the Contracts Cardholders are transitioned to Purchaser;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

 1. Transition Services.  Beginning effective as of December 1, 2014 and ending at 11:59 p.m. on the day that is one hundred eighty (180) days immediately following the Closing Date (the “Transition Term”), Seller and Purchaser shall cooperate with one another to provide the following in connection with the Contracts (collectively, the “Transition Services”):

(a) On or before the fifth (5th) day immediately following each calendar month during the Transition Term, Seller shall deduct and offset any Contracts Costs incurred by Seller during such month from the Contracts Revenues received by Seller during such month (such Contracts Revenues less such Contracts Costs referred to hereinafter as the “Net Contracts Revenues”).  If the Net Contracts Revenues for such month are positive, Seller shall and transfer and convey such Net Contracts Revenues to Purchaser.  If the Net Contracts Revenues for such month is negative, Purchaser shall assume and agree to pay such negative amount as part of, but only up to, the collective maximum of $300,000.00 Assumed Liabilities pursuant to Section 1.2(d) of the Purchase Agreement.  In no event shall Purchaser assume or agree to pay any amount under the Contracts for Non-Ongoing Costs, nor shall such Non-Ongoing Costs be deducted or offset against any Contracts Revenues during the Transition Term.

(b) Seller shall provide services to its Contracts Cardholders in the ordinary course of business in accordance with the Contracts as needed to transition the Contracts Cardholders to Purchaser and to timely transition the card-issuing bank from The Bancorp to the Purchaser’s issuing bank or banks.

2. The Transition Services will be provided subject to the following guidelines:

(i) The Parties acknowledge and agree that Seller will not have any employees after the Closing Date, and that Purchaser will hire certain employees of Seller set forth on Schedule 3.2(j) of the Purchase Agreement on an at-will basis in connection with the Closing (the “Former Seller Employees”).  Accordingly, Purchaser shall allow its employees, including, without limitation, the Former Seller Employees, to reasonably perform the Transition Services.  Purchaser shall be responsible for compensating the Former Seller Employees and fulfilling all payroll, tax and benefit obligations in connection therewith.

(ii) Seller represents and warrants to Purchaser that the Assets include all information technology and telecommunications hardware/equipment, software and other infrastructure to provide the Transition Services as used by Seller prior to the Closing Date.  To the extent that the provision of any Transition Service hereunder (in whole or in part) requires the consent of a supplier, lessor, vendor or licensor of Seller, Seller shall use commercially reasonable efforts prior to the Closing Date to obtain any such required consent.

(iii) Seller shall use commercially reasonable efforts to maintain during the Transition Term such licenses and permits, if any, as are required for Seller during the Transition Term.

3. No Warranty.  NEITHER PURCHASER NOR ANY AFFILIATE THEREOF MAKES ANY REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, WHETHER OF MERCHANTABILITY, SUITABILITY OR FITNESS FOR PURPOSE OR QUALITY, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR ABSENCE OF DEFECTS, WHETHER LATENT OR PATENT, CONCERNING THE TRANSITION SERVICES CONDUCTED BY PURCHASER’S EMPLOYEES OR OTHERWISE ON BEHALF OF SELLER.

4. Term Extension; Termination.

(a) Upon the expiration of the Transition Term, this Agreement shall terminate; provided, however, in the event that all of the Contracts Cardholders are not transitioned to Purchaser during the Transition Term, the duration of the Transition Term may be extended by Purchaser for up to an additional sixty (60) calendar days on the same terms and conditions as contained herein by written notice to Seller prior to the expiration of the Transition Term.

(b) If, at any time during the Transition Term, either the Seller’s issuing bank (The Bancorp) or Purchaser’s issuing bank or banks prevents or makes it impracticable for the Seller or Purchaser to transition the Seller’s cardholders to the Purchaser or Purchaser’s issuing bank, the Purchaser may terminate this Agreement upon ten days’ prior written notice to Seller.  In the event that Purchaser terminates this Agreement pursuant to this Section 4(b), Purchaser shall have no obligation to pay for any Contract Costs or negative Net Contracts Revenues, and Purchaser shall waive any rights or obligations to the Net Contract Revenues.

5. Records; Information.  Subject to applicable law, upon termination of this Agreement, Seller shall provide to Purchaser electronic copies of the data and other information relating to the Contracts Cardholders that were provided or generated during the Transition Term, in a format reasonably requested by Purchaser.  Seller may maintain backup copies of all such information for its own files.

6. Independent Contractors.  During the Transition Term, Seller and Purchaser shall be independent contractors of each other, and nothing in this Agreement creates a partnership, joint venture, principal-agent, master-servant, employer-employee, franchise or other relationship between the Parties nor will any Party or its employees have any authority to bind the other Party.  No employees or agents of either Party shall be deemed to be employees or agents of the other Party.  Each Party shall be solely responsible for the withholding and payment of all federal, state and local personal income taxes, social security, unemployment, payroll and other taxes and obligations with respect to its employees and contractors when and as required by law.

7. Notices. All notices, consents, waivers, and other communications will be provided as required under the Purchase Agreement.

8. Entire Agreement and Modifications. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (together with the Purchase Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by all Parties.  Nothing herein shall be deemed to alter or amend the Purchase Agreement.

9. Assignments; Successors; No Third-Party Rights. No Party may assign this Agreement without prior written consent of the other Party.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties.  Except as expressly stated herein, nothing referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

10. Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11. Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  Unless otherwise expressly provided, all references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

12. Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to its conflicts of laws principles.  Each Party recognizes that irreparable injury may result to the other Parties in the event of a breach of the obligations contained in this Agreement and agrees that in the event of such a breach or threat of such a breach, the non-breaching Parties shall be entitled, in addition to other remedies and damages available, to seek an injunction to restrain the violations thereof by the other Party and all persons acting for and/or with the other Party, plus recovery of reasonable attorneys’ fees and court costs.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  This Agreement may be executed and delivered by facsimile transmission or by exchange of signed signature pages delivered by emails containing PDF attachments and all such facsimile or PDF signatures shall be deemed to be original signatures for all purposes.

14. Cooperation.  The Parties agree that they shall cooperate with each other and shall act in such a manner as to promote the prompt and efficient completion of the obligations hereunder and to migrate and transition the Contracts Cardholders to Purchaser during the Transition Term.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have executed this Agreement as of the Effective Date.

SELLER:

AKIMBO FINANCIAL, INC.

By:           /s/ Houston Frost

Name:           Houston Frost

Title:           President and CEO

PURCHASER:

PAYMENT DATA SYSTEMS, INC.

By:           /s/ Louis Hoch

Name:           Louis A. Hoch

Title:           President and COO

Exhibit A
to
Transition Services Agreement

1)Card Issuance Agreement dated December 1, 2010 between The Bancorp Bank and Akimbo
2) Onramp Managed Server Agreement dated December 10, 2010 between Onramp Access, LLC and Akimbo
3) Card Services Agreement dated January 31, 2011 between Perfect Plastic Printing, Corp. and Akimbo
4) Electronic Transaction Processing Services Agreement dated December 7, 2010 between i2c, Inc. and Akimbo